UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI (State or other jurisdiction of incorporation)	000-26020 (Commission File No.)	43-1641533 (IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

On November 10, 2004, Applied Digital Solutions, Inc. issued a press release announcing that its wholly-owned subsidiary, VeriChip Corporation, referred to as VeriChip, entered into a Group Purchasing Program Agreement, referred to as the Agreement, by and between Henry Schein, Inc., referred to as HSI, and VeriChip. Under the terms of the two-year Agreement, which became effective on November 4, 2004, HSI shall distribute the FDA-compliant VeriChip product line to health care professionals on a consignment basis.

HSI is a major supplier of generic and branded pharmaceuticals, vaccines, medical and surgical supplies, diagnostic kits, and medical related equipment. HSI is headquartered in Melville, New York, and it employs more than 9,000 people in 16 countries.

Applied Digital’s press release and the Group Purchasing Program Agreement are included herein as exhibits.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

As discussed in Item 1.01 of this Report, the following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Group Purchasing Program Agreement by and between Henry Schein, Inc. and VeriChip Corporation
99.1	Press Release dated November 10, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.
(Registrant)

Date: November 10, 2004	By: /s/ Evan C. McKeown
Evan C. McKeown
Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Group Purchasing Program Agreement by and between Henry Schein, Inc. and VeriChip Corporation
99.1	Press Release Dated November 10, 2004

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